SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNITED SHIELDS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	84-1049047
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2640 Peerless Road, Cleveland, Tennessee	37312
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ____

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ___X___

Securities Act registration statement file number to which this form relates: 33-11062-D

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(title of class)

Information Required in Registration Statement

Item 1. Description of Registrant's Securities to be Registered.

The information set forth under "Description of Capital Stock" in the registrant's Registration Statement on Form S-2, as amended, originally filed with the Securities and Exchange Commission on June 29, 1998, File No. 333-58019 (the "S-2 Registration Statement") is incorporated herein by reference pursuant to Rule 12b-32.

Item 2. Exhibits.

1.1, 6.1 A copy of the registrant's latest Annual Report on Form 10-KSB filed on March 14, 2000 is incorporated herein by reference pursuant to Rule 12b-32.

4.1 A copy of the registrant's Articles of Incorporation, which defines certain rights of holders of the registrant's Common Stock, filed as Exhibit 3.1 to the S-2 Registration Statement, is incorporated herein by reference pursuant to Rule 12b-32.

4.2 A copy of the registrant's Bylaws, which defines certain rights of holders of the registrant's Common Stock, filed as Exhibit 3.2 to the registrant's Annual Report on Form 10-KSB filed on April 15, 1998, is incorporated herein by reference pursuant to Rule 12b-32.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED SHIELDS CORPORATION

Date: 4-26-00	By:/s/William A. Fry II
William A. Frey II, Chairman and Chief Executive Officer